CONSULTANT AGREEMENT

This AGREEMENT, made effective this 8th day of September, 2011

BE T W E E N:

J. PAUL MURPHY
of Suite 1101, 44 Victoria Street, the City of Toronto
(hereinafter referred to as "Consultant")

AND:

DENARII RESOURCES INC.
A Nevada Corporation
A company with offices at 112, 711 S. Carson Street, Suite #4 Carson City, Nevada 89701
(hereinafter referred to as ("**DENARII**")

WHEREAS:

A. **DENARII** wishes to raise its profile in the market place, to find persons who might be interested in purchasing shares or other securities of **DENARII** and to find mining properties or other opportunities for investment, and wishes to retain the Consultant as a corporate consultant to perform such activities (the "Services");

B. Consultant has indicated that he is willing to assist **DENARII.**

NOW THEREFORE, the parties agree as follows:

I. **APPOINTMENT:** DENARII hereby engages the Consultant to provide the Services on the terms and conditions contained herein.

II. **TERM**: The term of this Agreement shall begin on the date of execution of this Agreement and continue for a three (3) years period.

III. **SERVICES OF** Consultant**:** Consultant shall assist DENARII to locate persons who might be interested in purchasing securities of DENARII, assist in other financings, and find properties on such terms and subject to such conditions as DENARII may negotiate.

A. The Consultant will be the non-exclusive person to assist DENARII to locate persons who might be interested in purchasing securities of DENARII;

B. The Consultant will be have the non-exclusive right to assist DENARII to locate mining properties that DENARII might be interested in purchasing, optioning or investing. and

C. Consultant acknowledges and agrees that DENARII has the sole and exclusive right to negotiate the purchase and sale of its securities and the purchase of properties with the persons introduced to DENARII by Consultant on such term and subject to such conditions as DENARII may, in its sole and unfettered discretion, deem advisable.

IV. LIMITATIONS ON SERVICES:

A. DENARII will provide all materials related to its properties, business and assets including business plans and press kits. The Consultant acknowledges that he will not, directly or indirectly, use, disseminate, disclose, communicate, divulge, reveal, publish, use for its own benefit, copy, make notes of, input into a computer database or preserve in any way any confidential information relating to DENARII, whether during the term of this Agreement or thereafter, unless it first receives permission to do so from DENARII.

B. For the purposes of this Agreement, "confidential information" is information disclosed to or acquired by Consultant relating to the business of DENARII, including information developed or gathered by Consultant, which has not been approved by DENARII for public dissemination. Consultant recognizes that the confidential information is the sole and exclusive property of DENARII.

V. COMPENSATION: In consideration of Consultant rendering to DENARII the services referred to in section III, DENARII shall pay to Consultant:

(a) a retainer fee of CDN$10,000.00 and 4 Million shares of for the Services and inherent promotion of DENARII for each year of the term of this Agreement; and

(b) if DENARII is able to close on a financing or sell securities to a broker, financial institution or other person introduced to DENARII by Consultant directly or indirectly, DENARII will pay to Consultant 10% of the gross proceeds of all equity or debt funds raised (inclusive of all other banker, investor, broker or other fees) or the price of purchasing or optioning any property. Any funds payable pursuant shall be reduced be the funds payable in (a) above

VI. RELATIONSHIP OF PARTIES: Consultant is an independent contractor. This Agreement does not establish any partnership, joint venture, or other business entity or association between the parties and neither party is intended to have any interest in the business or property of the other.

VII. GENERAL

A. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and each party agrees to attorn to the exclusive jurisdiction of the courts of the Province of Ontario.

B. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto or by their successors or assignees.

C. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document, and any facsimile signature shall be taken as an original.

D. The provisions herein contained constitute the entire agreement between the parties and supersede all previous communications, representations and

agreements whether oral or written between the parties with respect to the subject matter thereof.

E. Each of the parties hereto hereby covenants and agrees to execute such further and other documents and instruments and to do such further and other things as may be necessary to implement and carry out the intent of this Agreement.

F. No condoning, excusing or waiver by any party hereto of any default, breach of non-observance by any party hereto at any time in respect of any covenant, proviso or condition herein contained shall operate as a waiver of that party's rights hereunder in respect of any continuing or subsequent default, breach or non-observance, or so as to defer or affect in any way the rights of the party in respect of any such continuing or subsequent default breach of non-observance, and no waiver shall be inferred from or implied by anything done or omitted to be done by the party having those rights.

G. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, administrators, successors and their respective permitted assignees.

H. Time is of the essence of this Agreement.

IN WITNESS WHEREOF the parties hereto have hereunto affixed their respective hands as of the day and year first written above.

DENARII RESOURCES INC.
A Nevada Corporation

Per: ______________________ Per: ______________________
J. PAUL MURPHY A.S.O.

Executed before me this 23rd day of September, 2011
by J. Paul Murphy

____
Robert M. Isles, Notary Public,
in and for the Province of Ontario, Canada
No Expiry